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                                                                      Exhibit 23





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Barr Laboratories Incorporated on Form S-8 of our report dated August 6, 2001, appearing in the Annual Report on Form 10-K of Barr Laboratories, Inc. for the year ended June 30, 2001.

/s/  Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Stamford, Connecticut
December 18, 2001